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                                                                Exhibit (9)(n)


                  AMENDMENT NO. 2 TO TRANSFER AGENCY AGREEMENT


        This Amendment No. 2, dated as of October 1, 1995, is entered into between THE ARCH FUND, INC. (the "Fund"), a Maryland corporation, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation formerly known as The Winsbury Service Corporation.

        WHEREAS, the Fund and BISYS have entered into a Transfer Agency Agreement, dated as of October 1, 1993, and certain addenda thereto, dated as of March 15, 1994, March 1, 1995, July 10, 1995, September 29, 1995 and
September 26, 1995 (the "Transfer Agency Agreement"), pursuant to which the Fund appointed BISYS to act as Transfer Agent for the Fund's Portfolios;

        WHEREAS, Section 20 of the Transfer Agency Agreement provides that no provision of the Transfer Agency Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought; and

        WHEREAS, the parties hereto wish to amend Appendix C to the Transfer Agency Agreement;

        NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

        1. Appendix C. Sections A and B of Appendix C to the Transfer Agency Agreement are hereby amended to read as follows:

            "A.  Annual Base Fee

                 1. Portfolios which have Investor A Shares shall pay an Annual Base Fee of $10,000 plus $19 per shareholder per Portfolio.

                 2. Portfolios which have Investor B Shares shall pay an Annual Base Fee of $10,000 plus $19 per shareholder per Portfolio.

                 3. Portfolios which have Trust Shares shall pay an Annual Base Fee of $8,000 plus $15 per shareholder per Portfolio.

                 4.  Portfolios which have Institutional Shares shall pay an
                     Annual Base Fee of $8,000 plus $15 per shareholder per Portfolio.
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            B.  Annual Additional Fees.

                1. Portfolios participating in the Asset Advisor (asset allocation) program shall pay an annual fee of $3,000 per Portfolio.

                2. Out of pocket costs, including postage, Tymnet charges, statement/confirm paper, forms, and microfiche will be added to the Transfer Agent Fees."

        2. Miscellaneous. Except to the extent amended hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date and year first above written.

                                        THE ARCH FUND, INC.



                                        By:
                                            -----------------------------------
                                        Name:  Jerry V. Woodham
                                        Title: President


                                        BISYS FUND SERVICES OHIO, INC.



                                        By:
                                            -----------------------------------
                                        Name:  Stephen G. Mintos
                                        Title:




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